EXHIBIT 99.1

November 5, 2019

HSBC Bank USA, National Association
Offers to Purchase for Cash
Any and All of the Outstanding Notes Listed Below

5.875% Subordinated Notes due November 1, 2034
(CUSIP: 4042Q1AA5; ISIN: US4042Q1AA55); and

5.625% Subordinated Notes due August 15, 2035
(CUSIP: 4042Q1AB3; ISIN: US4042Q1AB39)

New York, NY -- Upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 5, 2019 (as it may be amended or supplemented from time to time, the "Offer to Purchase") and in the related Letter of Transmittal dated November 5, 2019 (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer Documents"), HSBC Bank USA, National Association (the "Bank") hereby announces its offers (each an "Offer" and collectively the "Offers") to purchase for cash any and all of its outstanding 5.875% Subordinated Notes due November 1, 2034 (CUSIP: 4042Q1AA5; ISIN: US4042Q1AA55) (the "2034 Notes") and 5.625% Subordinated Notes due August 15, 2035 (CUSIP: 4042Q1AB3; ISIN: US4042Q1AB39) (the "2035 Notes" and, together with the 2034 Notes, the "Notes"). The Offers are being made to all registered holders of each series of Notes (each, a “Holder” and collectively, the "Holders"). Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

The Offers will expire at 5:00 p.m., New York City time, on November 12, 2019, unless extended or earlier terminated (such time and date, as the same may be extended, the "Expiration Time"). Holders of Notes must validly tender and not validly withdraw their Notes before the Expiration Time to receive the Total Consideration (as defined below). Notes validly tendered may be withdrawn at any time prior to the Expiration Time, but not thereafter.

Unless the Offers are extended, reopened or earlier terminated, payment of the Total Consideration to Holders of Notes validly tendered and not validly withdrawn at or prior to the Expiration Time and accepted for purchase is expected to be made on November 15, 2019 (the "Notes Settlement Date"), other than the Notes tendered using the guaranteed delivery procedures and delivered after the Expiration Time for which payment is expected to be made on November 15, 2019 (the "Guaranteed Delivery Settlement Date"; each of the Guaranteed Delivery Settlement Date and the Notes Settlement Date, a "Settlement Date").

The "Total Consideration" for each $1,000 principal amount of the Notes validly tendered and accepted for payment pursuant to the applicable Offer will be determined in the manner described in the Offer to Purchase by reference to the fixed spread specified on the front cover of the Offer to Purchase for such series of the Notes (the "Fixed Spread") over the yield (the "Reference Yield") based on the bid side price of the U.S. Treasury Security specified on the front cover of the Offer to Purchase for such series of the Notes (the "Reference Benchmark Security"), as calculated by HSBC Securities (USA) Inc. (the "Dealer Manager") at 10:00 a.m., New York City time, on November 4, 2019 (subject to certain exceptions set forth in the Offer to Purchase, such time and date, as the same may be extended, the "Price Determination Time").

ends/more

In addition to the Total Consideration, Holders who validly tender and do not validly withdraw their Notes and whose Notes are accepted for purchase in the Offers will also be paid on the applicable Settlement Date accrued and unpaid interest from, and including, the last interest payment date on such Notes up to, but excluding, the Notes Settlement Date.

The following table summarizes the material pricing terms for the Offers:

Title of Security	CUSIP/ISIN	Outstanding Principal Amount	Reference Benchmark Security	Fixed Spread (basis points)	Bloomberg Reference Page	Hypothetical Total Consideration (1)(2)
5.875% Subordinated Notes due 2034	CUSIP: 4042Q1AA5 ISIN: US4042Q1AA55	U.S. $1,000,000,000	1.625% US Treasury Notes Due August 15, 2029	130	PX1	U.S. $1,332.88

5.625% Subordinated Notes due 2035	CUSIP: 4042Q1AB3 ISIN: US4042Q1AB39	U.S. $750,000,000	2.875% US Treasury Notes Due May 15, 2049	105	PX1	U.S. $1,281.74
(1) Per each U.S.$1,000 principal amount of Notes accepted for purchase.
(2) The hypothetical Total Consideration is based on the applicable Fixed Spread added to the applicable Reference Yield as of 10:00 a.m., New York City time, on November 4, 2019. The information provided in the above table is for illustrative purposes only. HSBC Bank USA, National Association does not make any representation with respect to the actual consideration that may be paid, and such amounts may be greater or less than those shown in the above table depending on the Reference Yield as of the Price Determination Time. The actual Total Consideration will be based on the Fixed Spread added to the Reference Yield as of the Price Determination Time. The hypothetical Total Consideration excludes accrued and unpaid interest. The formula for determining the Total Consideration for the Notes is set forth on Schedule I attached to the Offer to Purchase.

Notwithstanding any other provision of the Offers, the obligations of the Bank to accept for purchase, and to pay for, Notes validly tendered and not validly withdrawn pursuant to the Offers are subject to, and conditioned upon, the satisfaction of or, where applicable, the waiver by the Bank of, the conditions described under the heading "Conditions to the Offers" in the Offer to Purchase.

Global Bondholder Services Corporation is acting as the depositary and as the information agent for the Offers. HSBC Securities (USA) Inc. is acting as Dealer Manager for the Offers. Persons with questions about the Offers should contact HSBC Securities (USA) Inc. at +1 (888) HSBC-4LM (toll free) or +1 (212) 525-5552 (collect). Requests for documents should be directed to Global Bondholder Services Corporation at +1 (212) 430-3774 (banks and brokers) or +1 (866) 470-4200 (all others toll free) or by email at contact@gbsc-usa.com. The Offer Documents will be available online at http://www.gbsc-usa.com/HSBC/ until the Expiration Date or earlier termination of the Offers.

The Bank previously elected to apply Fair Value Option accounting to the Notes being tendered. As a result of the Offers and assuming an expected take-up rate of 50%, the Bank expects to record a net pre-tax gain on the re-purchase and early extinguishment of debt of approximately $83 million in the fourth quarter of 2019. This net pre-tax gain is due to an unrealized gain associated with the Bank's own credit spread, currently recorded in accumulated other comprehensive income that will be realized upon extinguishment and will more than offset the tender premium paid to extinguish the debt. The actual gain and the timing of its recognition are dependent upon the final pricing, the Bank's own credit spread at the settlement date, the aggregate principal amount of Notes tendered in the Offers and the timing of completion of the Offers.

ends/more

This press release is for information purposes only and is not an offer to purchase or a solicitation of acceptance of an offer to purchase any of the Notes. The Offers are being made pursuant to the Offer Documents, which the Bank is distributing to Holders of Notes. The Offers are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, "blue sky" or other laws of such jurisdiction.

Media enquiries to:

Rob Sherman     (212) 525-6901 robert.a.sherman@us.hsbc.com
US Head of Media Relations
HSBC

Notes to editors

HSBC Bank USA, National Association (HSBC Bank USA, N.A.) serves customers through retail banking and wealth management, commercial banking, private banking, and global banking and markets segments. It operates bank branches in: California; Connecticut; Washington, D.C.; Florida; Maryland; New Jersey; New York; Pennsylvania; Virginia; and Washington. HSBC Bank USA, N.A. is the principal subsidiary of HSBC USA Inc., a wholly-owned subsidiary of HSBC North America Holdings Inc. HSBC Bank USA, N.A. is a Member of FDIC. Investment and brokerage services are provided through HSBC Securities (USA) Inc., (Member NYSE/FINRA/SIPC) and insurance products are provided through HSBC Insurance Agency (USA) Inc.

Forward-looking statements: Certain statements in this press release are "forward-looking statements" within the meaning of the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC"). These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results and other financial conditions may differ materially from those included in these statements due to a variety of factors including those contained in HSBC USA Inc.'s filings with the SEC, including without limitation the "Risk Factors" section of HSBC USA Inc.'s 2018 Annual Report on Form 10-K. Precautionary statements included in such filings should be read in conjunction with this press release.

ends/all